Exhibit 10.20

AMENDMENT NO. 1

Dated as of May 29, 2014

in relation to

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Dated as of January 25, 2013

THIS AMENDMENT NO. I (this "Amendment") dated as of May 29, 2014, is entered into by and among GWG DLP FUNDING II, LLC, a Delaware limited liability company, as the Borrower (the "Borrower"), GWG LIFE SETTLEMENTS, LLC, a Delaware limited liability company, as the Seller and as the Master Servicer ("GWG Life Settlements"), GWG HOLDINGS, INC., a Delaware corporation, as the Performance Guarantor ("GWG Holdings"), AUTOBAHN FUNDING COMPANY LLC, a Delaware limited liability company, as the Conduit Lender (the "Conduit Lender"), and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK ("DZ Bank"), as the Committed Lender (together with the Conduit Lender, collectively, the "Lenders") and as the Agent (in such capacity, the "Agent").

PRELIMINARY STATEMENTS

A.           Reference is made to the Amended and Restated Credit and Security Agreement dated as of January 25, 2013 among the Borrower, GWG Life Settlements, GWG Holdings, the Lenders and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B.           The parties hereto have agreed to amend certain provisions of the Credit Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments. Effective as of the Effective Date (as defined in Section 2 below), the Credit Agreement is hereby amended as follows:

1.1          Clause (b) of the definition of "Insurance Company Concentration Limit" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)         if such Qualified Life Insurance Carrier does not fall within clause (a), 10%.

1.2         The definition of "Life Expectancy" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

"Life Expectancy" means the average estimated life expectancy of the Insured as determined by at least two Eligible Medical Underwriters as of the most recent medical evaluation of such Insured prior to the date the related Asset is first included in the Collateral; provided that, if the estimated life expectancy of the Insured provided by one Eligible Medical Underwriter (expressed as a number of years from the date of determination to the end of the Life Expectancy of the related Insured) is 25% greater than the estimated life expectancy of the Insured provided by another Eligible Medical Underwriter, for purposes of this definition, the lower estimated life expectancy will be increased by the amount necessary to reduce such difference to less than 25%.

1.3          The definition of "Qualified Life Insurance Carrier" set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

"Qualified Life Insurance Carrier" means a life insurance company domiciled in the United States that (x) has financial strength ratings from at least two out of the following three rating agencies: Standard & Poor's, Moody's and A.M. Best, and (y) that has a financial strength rating of not less than "A-" by Standard & Poor's (if rated by Standard & Poor's), "A3" from Moody's (if rated by Moody's) and "A-" from A.M. Best (if rated by A.M. Best).

1.4          The definition of "Scheduled Program Maturity Date" set forth in Section 1.01 of the Credit Agreement is amended to delete the reference to "December 31, 2014" appearing therein and to substitute "December 31, 2016" therefor.

1.5          Section 1.01 of the Credit Agreement is amended to add the following new definitions of "FINRA" and "Wells Notice" in the appropriate alphabetical order:

"FINRA" means the Financial Industry Regulatory Authority.

"Wells Notice" means a communication (whether written or by phone) from the staff of the SEC or FINRA to a Person that (1) informs such Person that the staff intends to recommend filing an action or instituting a proceeding against such person; (2) identifies the proposed charges; and (3) notifies such Person of the opportunity to make a submission concerning the proposed charges.

1.6          Section 5.01(b) of the Credit Agreement is amended to add the parenthetical "(and in any event within two (2) Business Days)" immediately after the word "promptly" that appears therein and add the following new clause (iv) to the end thereof:

(iv)        SEC or FINRA Actions. The receipt by any GWG Party of a Wells Notice from the SEC or FINRA, or any litigation or administrative proceeding that is brought, or any enforcement action that is taken, against any GWG Party by the SEC or FINRA.

1.7          Section 5.01 of the Credit Agreement is amended to add the following new subsection (r) to the end thereof:

(r)          Updated Life Expectancies. With respect to any Purchased Policy for which (x) Insured has lived beyond his or her Life Expectancy determined at the time such Policy was first included in the Collateral, or for which (y) the methodology or valuation assumptions used by any of the related Eligible Medical Underwriters for determining life expectancies has changed since the date such Policy was first included in the Collateral, the GWG Parties shall, promptly upon request of the Agent in the case of clause (x) and automatically in the case of clause (y), in either case at the Borrower's expense, obtain updated life expectancies for the Insured from at least two Eligible Medical Underwriters, in the case of clause (x), and from the applicable Eligible Medical Underwriter to which clause (y) applies, in the case of clause (y);

1.8          Clause (r) of Section 6.01 of the Credit Agreement is amended and restated in its entirety to read:

(r)          any Person shall be appointed as an Independent Director of the Borrower without prior notice and certification thereof having been given to the Agent in accordance with Section 5.01(q) or without satisfying all of the criteria set forth in the definition herein of "Independent Director"; or

1.9          Section 6.01 of the Credit Agreement is amended by adding the word "or" at the end of clause (u) thereof and adding the following new clause (v) thereafter:

(v)         any GWG Party receives a Wells Notice from the SEC or FINRA, or any litigation or administrative proceeding is brought, or any enforcement action is taken, against any GWG Party by the SEC or FINRA, which in either case alleges charges or claims that, in the sole judgment of the Agent, are not negligible;

1.10        Clause (iv) of the definition of "Eligible Policy" set forth in Schedule I of the Credit Agreement is amended and restated in its entirety as follows:

(iv)        such Policy (x) was issued by a life insurance company that (I) was a Qualified Life Insurance Carrier as of the date such Policy became a Purchased Policy and (II) at all times since the date such Policy became a Purchased Policy (A) has had financial strength ratings from at least two out of the following three rating agencies: Standard & Poor's, Moody's and A.M. Best, and (B) the financial strength rating of such life insurance company has not at any time been less than "BBB+" by Standard & Poor's (if rated by Standard & Poor's), "Baal" from Moody's (if rated by Moody's) or "B++" from A.M. Best (if rated by A.M. Best) and has not been withdrawn by any such rating agency, and (y) is governed by the laws of a Qualified State;

1.11        The Form of Borrowing Base Certificate set forth in Exhibit A to the Credit Agreement is amended and restated in its entirety as set forth in Exhibit A hereto.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date first written above (the "Effective Date"), subject to the condition that the Agent shall have confirmed its receipt of:

(i)            a copy of this Amendment duly executed by the Borrower, GWG Life Settlements, GWG Holdings, the Lenders and the Agent; and

(ii)           to the extent invoiced, all fees and expenses due and payable on or prior to the date hereof in connection with this Amendment.

SECTION 3.  Representations and Warranties. Each of the GWG Parties party hereto hereby represents and warrants that (a) this Amendment constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms, (b) before and after giving effect to this Amendment, the representations and warranties of each such party, respectively, set forth in the Credit Agreement and the other Related Documents are true and correct in all material respects with the same effect as if made on the date hereof and (c) no event has occurred and is continuing that constitutes an Event of Default, Potential Event of Default or Termination Event.

SECTION 4. Fees and Expenses. The Borrower shall pay to the Agent and the Lenders on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent and the Lender with respect thereto.

SECTION 5. Reference to and Effect on the Credit Agreement.

5.1          Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof', "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, (b) each reference to the Credit Agreement in any other Related Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby and (c) this Amendment shall constitute a Related Document for all purposes under the Credit Agreement.

5.2          Except as specifically provided herein, the Credit Agreement, the other Related Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

5.3          Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement, the other Related Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 6. Reaffirmation by Performance Guarantor. The Performance Guarantor hereby (i) reaffirms all of its obligations under the Performance Guaranty and (ii) acknowledges and agrees that (A) the Performance Guaranty shall remain in full force and effect and (B) the Performance Guaranty is hereby ratified and confirmed, in each case after giving effect to this Amendment.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or portable document format (PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

GWG DLP FUNDING II, LLC, as the Borrower

By	/s/ Jon Sabes
Name:	Jon Sabes, President
Title:

GWG LIFE SETTLEMENTS, LLC, as the Seller and the Master Servicer

By	/s/ Jon Sabes
Name:	Jon Sabes, Chief Executive Officer
Title:

GWG HOLDINGS, INC., as Performance Guarantor

By	/s/ Jon Sabes
Name:	Jon Sabes, Chief Executive Officer
Title:

Signature Page to Amendment No. 1 to GWG DLP Funding II A&R Credit Agreement

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, as Agent and as Committed Lender

By
Name:
Title:

By
Name:
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AUTOBAHN FUNDING COMPANY LLC, as Conduit Lender

By:	DZ BANK AG DEUTSCHE
ZENTRAL-GENOSSENSCHAFTSBANK, its Attorney-in-Fact

By
Name:
Title:

By
Name:
Title:

Signature Page to Amendment No. 1 to GWG DLP Funding II A&R Credit Agreement